UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K/A
Amendment #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________________________________________________________

Date of Report (Date of earliest event reported): May 26, 2008

CHINA WIND ENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-141271	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.2 Haibin Road, Binxi Developing Area
Heilongjiang Province, People’s Republic of China 150000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 451 87009618

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

China Wind Energy Inc. (the “Company”) is filing this amended current report on Form 8-K/A to present certain audited and unaudited financial statements and unaudited pro forma combined financial information relating to the acquisition of 100% of the equity interests of Power Profit Development Limited, a Hong Kong company (“Power Profit”), and 82.14% of the equity interests of its subsidiary, Harbin Sanye Wind Energy Technology Co., Ltd (“Harbin Sanye”). Harbin Sanye is a company incorporated under the laws of the People’s Republic of China. Together, Power Profit and Harbin Sanye become the subsidiaries of the Company. Power Profit becomes the Company’s wholly owned subsidiary and Harbin Sanye becomes the Company’s majority owned subsidiary.

The closing of the acquisition occurred on May 26, 2008. The Company filed a current report on Form 8-K on May 27, 2008 to report the acquisition. The Company is filing the required audited and unaudited financial statements and unaudited pro forma combined financial information relating to the acquisition in this Form 8-K/A.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Audited financial statements of Harbin Sanye for the fiscal years ended July 31, 2007 and 2006 and unaudited interim financial statements of Harbin Sanye for the nine months ended April 30, 2008 and 2007.

(b)	Pro forma financial information.
Unaudited pro forma combined financial statements of China Wind Energy Inc. as of April 30, 2008 and for the nine months ended April 30, 2008 and fiscal year ended July 31, 2007.

Exhibits.

Exhibit No.	Description
99.1	Audited financial statements of Harbin Sanye for the fiscal years ended July 31, 2007 and 2006 and unaudited interim financial statements of Harbin Sanye for the nine months ended April 30, 2008 and 2007
99.2	Unaudited pro forma combined financial statements of China Wind Energy Inc. as of April 30, 2008 and for the nine months ended April 30, 2008 and fiscal year ended July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2008	CHINA WIND ENERGY INC.

By: /s/ Shouquan Sun
Shouquan Sun
Director, President, Chief Executive Officer, Chief Financial Officer,
Chief Accounting Officer, Secretary, Treasurer